Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 2 TO THE EMPLOYMENT AGREEMENT (this “Amendment”) made as of December 12, 2013 by and between GRIFFON CORPORATION, a Delaware corporation (hereinafter “Griffon”) and RONALD J. KRAMER (hereinafter “Kramer”).

WITNESSETH:

WHEREAS, Griffon and Kramer entered into an Employment Agreement dated as of March 16, 2008, which Employment Agreement was amended pursuant to that certain Amendment No. 1 to Employment Agreement entered into between Griffon and Kramer as of February 3, 2011 (hereinafter the “Employment Agreement”);

NOW, THEREFORE, the parties hereto agree to amend the Employment agreement as follows, effective as of the date hereof:

1.	Section 3(b) shall be deleted in its entirety.
2.	Section 3(c) shall be renamed as Section 3(b) and shall be amended such that it reads as follows:

Salary Increase. Kramer’s Salary shall be reviewed annually for possible increases (but not decreases). Any amount to which Kramer’s Salary is increased, as provided in this Section 3(b) or otherwise, shall not thereafter be reduced without his prior written consent.

The parties hereby agree that except as specifically provided in and modified by this Amendment, the Employment Agreement is in all other respects hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

GRIFFON CORPORATION

By:	/s/ Seth L. Kaplan
Name: Seth L. Kaplan
Title: Senior Vice President

/s/ Ronald J. Kramer
Ronald J. Kramer